UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 19, 2014

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 17, 2014, Exide Technologies ("Exide" or the "Company") filed with the Bankruptcy Court (1) a proposed plan of reorganization (the "Proposed Plan") and (2) a related proposed disclosure statement (the "Proposed Disclosure Statement"). Proposed Financial Projections were attached to the Proposed Disclosure Statement as Exhibit B (the "Proposed Projections"). The Proposed Disclosure Statement, the Proposed Plan and the Proposed Projections were also made publicly available as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2014. The Proposed Projections contained certain assumptions for Exide's Transportation Americas business unit that included an ongoing relationship with one of the division's largest customers by volume. On November 18, 2014, Exide was informed by this customer that it would transition its relationship to a new third party vendor over the next several months. Thus, the assumptions underlying the Proposed Projections as they relate to Exide's relationship with this customer are no longer valid. These events may have a negative effect on the financial results portrayed in the Proposed Projections relative to Exide's Transportation Americas business unit. The Company is currently evaluating the extent of the effect of these events on the Proposed Disclosure Statement, the Proposed Plan and the Proposed Projections.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

November 19, 2014	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer